Exhibit 99.1
NuPathe Announces Fourth Quarter and Full Year 2010 Financial Results
and Operational Highlights
CONSHOHOCKEN, PA — March 18, 2011 — NuPathe Inc. (NASDAQ: PATH), a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders, today announced financial results for the quarter and full year ended December 31, 2010 and operational highlights.
“NuPathe ended 2010 with strong momentum, including the filing of our New Drug Application (NDA) for Zelrix™ for the treatment of acute migraine,” said Jane Hollingsworth, chief executive officer of NuPathe. “We expect this momentum to build throughout 2011, with multiple data presentations at important scientific meetings, a PDUFA date for Zelrix and the commencement of human clinical trials for NP201 for Parkinson’s disease.”
Recent Operational Highlights:
•	On October 29, NuPathe filed its NDA for Zelrix for the treatment of acute migraine. In January 2011, the NDA was accepted for review by the FDA, prompting additional pre-launch commercialization activities. The Prescription Drug User Fee Act (PDUFA) date for the NDA is August 29, 2011.
•	In October, NuPathe announced positive top-line results from a 12 month open-label trial for Zelrix as well as the development of an in vitro analytical testing method for Zelrix.
•	In October, NuPathe announced the successful completion of two pharmacokinetic trials and a tolerability trial for Zelrix.
•	In October, NuPathe was awarded $650,000 of Qualifying Therapeutic Discovery Project grants under section 48D of the U.S. Internal Revenue Code in connection with the Company’s Zelrix, NP201 and NP202 development programs. The award amounts were the maximum granted on a per-program basis.
•	In January, NuPathe announced that William J. Federici, vice president and chief financial officer of West Pharmaceutical Services, Inc., was appointed to the NuPathe Board of Directors and Audit Committee.
In addition to the steady progression of Zelrix towards commercialization, NuPathe continues to advance the development of NP201 for the continuous symptomatic treatment of Parkinson’s disease and NP202 for the long-term treatment of schizophrenia and bipolar disorder. An Investigational New Drug (IND) application remains planned for NP201 in the first half of 2011.

Fourth Quarter and Full Year 2010 Financial Results
NuPathe reported a net loss of $6.2 million for the fourth quarter of 2010, compared to a net loss of $3.3 million for the fourth quarter of 2009. Research and development expenses were $5.2 million in the fourth quarter of 2010, compared to $2.5 million in the fourth quarter of 2009. $1.5 million of the increase resulted from the payment of the NDA filing fee to the FDA. Selling, general and administrative expenses were $1.6 million in the fourth quarter of 2010, compared to $0.8 million for the same period in 2009. This increase was primarily due to higher expenses related to operating as a public company.
For the full year 2010, NuPathe reported a net loss of $24.4 million compared to a net loss of $15.6 million in 2009.
During the year ended December 31, 2010, NuPathe used $18.4 million of cash for operating activities and $3.5 million for investing activities, most of which related to the funding of commercial manufacturing equipment. Also during 2010, NuPathe received $56.9 million from financing activities, most notably $43.0 million net proceeds from its initial public offering, $10.0 million from the issuance of convertible notes and $5.0 million of proceeds from the issuance of debt.
NuPathe ended 2010 with $38.9 million in cash and cash equivalents.
Company to Host Conference Call
NuPathe will host a conference call today, March 18, 2011, at 8:30 a.m. EDT to discuss NuPathe’s financial results for the quarter and full year ended December 31, 2010 and recent operational highlights. A question and answer session will follow NuPathe’s remarks. To participate on the live call, please dial 877-397-0272 (domestic) or +1-719-325-4838 (international), and provide the participant passcode 6802591, approximately 10 minutes ahead of the start of the call. A replay of the call will be available for 90 days within a few hours after the call ends and can be accessed by dialing 888-203-1112 (domestic) or +1-719-457-0820 (international), with the passcode 6802591.
A live audio webcast of the call will be available via the “Investor Relations” page of the NuPathe website, www.nupathe.com. Please log on through NuPathe’s website approximately 10 minutes prior to the scheduled start time. A replay of the webcast will also be archived on the Company’s website for 90 days following the call.

About Zelrix
Zelrix is an active, single-use, transdermal sumatriptan patch in development for the treatment of migraine. Zelrix is designed to provide migraine patients fast onset and sustained relief through a tolerable, non-oral route of administration. Zelrix may provide an attractive treatment option for many migraine patients because it avoids the need for oral administration and does not depend upon gastrointestinal absorption. Many migraine patients delay or avoid treatment with oral migraine medications as a result of underlying nausea and fear of vomiting. In addition, the reduced gastric motility experienced during migraine may affect the efficacy of oral medications. Zelrix is powered by SmartRelief, NuPathe’s proprietary transdermal delivery technology. SmartRelief consists of a controlled delivery technology that uses a mild electrical current to actively transport medication through the skin using a process called iontophoresis.
About NuPathe
NuPathe Inc. (www.nupathe.com) is a specialty pharmaceutical company focused on the development and commercialization of branded therapeutics for diseases of the central nervous system, including neurological and psychiatric disorders. NuPathe’s most advanced product candidate, Zelrix, is a single-use, transdermal sumatriptan patch being developed for the treatment of acute migraine. In addition to Zelrix, NuPathe has two proprietary product candidates in preclinical development: NP201 for the continuous symptomatic treatment of Parkinson’s disease, and NP202 for the long-term treatment of schizophrenia and bipolar disorder.
Cautionary Statement About Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the timing of an FDA decision on Zelrix, data presentations, the filing of an IND and commencement of human clinical trials for NP201, the development of NP201 and NP202, and the potential benefits of, and market for, Zelrix
Forward-looking statements are subject to a number of assumptions, risks and uncertainties that could cause actual results and events to differ materially from those indicated by the forward-looking statements contained in this press release including, among others: NuPathe’s ability to obtain marketing approval for and commercialize Zelrix; serious adverse events or other safety risks that could require NuPathe to abandon or delay development of, or preclude or limit approval of, Zelrix or its other product candidates; varying interpretation of clinical and market data; and the risks, uncertainties and other factors discussed in NuPathe’s Annual Report on Form 10-K for the year ended December 31, 2010 under the caption “Risk Factors” and elsewhere in such report, which is available on the Company’s website at www.nupathe.com in the “Investor Relations — SEC Filings” section. As a result, you are cautioned not to place undue reliance on any forward-looking statements.

Additionally, the forward-looking statements contained in this press release are based upon management’s views as of the date of this press release. While NuPathe may update certain forward-looking statements from time to time, it specifically disclaims any obligation to do so, whether as a result of new information, future developments or otherwise.
Contact Information:
John Woolford
(443) 213-0506
john.woolford@westwicke.com
Keith A. Goldan
Vice President, Chief Financial Officer
NuPathe Inc.
(484) 567-0130
Media Contacts:
Ron Schmid
NuPathe Inc.
(610) 659-3985

NUPATHE INC.
(A Development-Stage Company)
Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

					Period from
					January 7, 2005
	Three Months ended December 31,		Years ended December 31,		(inception) through
	2010	2009	2010	2009	December 31, 2010
Grant revenue	$650	$—	$650	$—	$650

Operating expenses:
Research and development	5,215	2,504	17,064	11,310	48,851
Selling, general and administrative	1,634	757	4,772	3.142	14,599

	6,849	3,261	21,836	14,452	68,950

Loss from operations	(6,199)	(3,261)	(21,186)	(14,452)	(68,300)

Interest income	23	3	47	30	574
Interest expense	(179)	(6)	(3,718)	(1,320)	(6,340)

Loss before tax benefit	(6,355)	(3,264)	(24,857)	(15,742)	(74,066)

Income tax benefit	180	—	500	151	651

Net loss	(6,175)	(3,264)	(24,357)	(15,591)	(73,415)

Accretion of redeemable convertible preferred stock	—	(1,033)	(2,533)	(3,617)

Net loss available to common stockholders	$(6,175)	$(4,297)	$(26,890)	$(19,208)

Basic and diluted net loss per common share	($0.42)	($11.26)	($4.39)	($50.31)

Weighted average basic and diluted common shares outstanding	14,548,851	381,789	6,126,123	381,789

NUPATHE INC.
(A Development-Stage Company)
Balance Sheet Data
(In thousands)
(Unaudited)

	December 31,
	2010	2009

Cash and cash equivalents	$38,918	$3,927
Total assets	43,753	5,009
Total debt	5,217	818
Total stockholders’ equity (deficit)	34,265	(54,474)
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